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                                                                     EXHIBIT 4.2


                              TERMINATION AGREEMENT

      Termination Agreement, dated July 18, 2001 (the "AGREEMENT"), by and among DREAMLIFE, INC. (successor in interest to GHS, Inc.) (the "COMPANY"), Anthony J. Robbins ("ROBBINS"), Robbins Research International Inc. ("ROBBINS RESEARCH") and CYL Development Holdings LLC ("CYL").

      WHEREAS, the parties to this Agreement are all of the parties to the Stockholders Agreement, dated May 27, 1999 (the "STOCKHOLDERS AGREEMENT");

      WHEREAS, each of the parties hereto desire to terminate the Stockholders Agreement;

      NOW, THEREFORE, in consideration of the mutual promises made herein and other good an valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

1. The parties hereto hereby agree to terminate in its entirety the Stockholders Agreement and upon the execution and delivery of this Agreement the Stockholders Agreement shall be of no further force or effect.

2. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof.

3. This Agreement may be signed in two or more counterparts, each counterpart of which shall be deemed to be an original, all of which together shall be deemed to be one and the same instrument.


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      In witness whereof the parties or their duly authorized officers have executed this Termination Agreement as of the date first written above.

DREAMLIFE, INC. (as successor in interest to GHS, Inc.)


By: /s/ Peter A. Lund
    -----------------------------------
    Name:  Peter A. Lund
    Title: Chief Executive Officer



/s/ Anthony J. Robbins
---------------------------------------
    Anthony J. Robbins



ROBBINS RESEARCH INTERNATIONAL INC.


By: /s/ Anthony J. Robbins
    -----------------------------------
    Name:  Anthony J. Robbins
    Title:



CYL DEVELOPMENT HOLDINGS, LLC


By: /s/ David J. Roy
    -----------------------------------
    Name: David J. Roy
    Title: Member






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